(logo) SitusAMC®

MANAGEMENT'S ASSERTION ON COMPLIANCE WITH SEC REGULATION AB

SERVICING CRITERIA

1.  Situs Holdings, LLC (the "Company" or "Situs”), a wholly-owned subsidiary of SitusAMC Holdings Corporation, is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB of the Securities and Exchange Commission ("SEC”), as of and for the year ended December 31, 2019 (the "Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report (collectively referred to as the "Special Servicing Platform" or the "Platform”) include asset-backed transactions and securities. This includes the asset-backed transactions and securities for which Situs acted as a special servicer, involving commercial mortgage loans, as defined in Appendix B.

2.  Except as set forth in paragraph 3 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria.

3.  The criteria listed in the column titled "Inapplicable Servicing Criteria" in Appendix A hereto are inapplicable to the Company based on the activities it performed, directly or through its Vendors, with respect to the Platform for the Reporting Period.

4.  During the Reporting Period, there were no additions, removals, or substitutions to the asset pools, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(iii) as of and for the year ended December 31, 2019.

5.  During the Reporting Period, there were no active assets carrying an escrow balance maintained by Situs or escrow disbursements due to be paid by Situs, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(x)-(xiii) as of and for the year ended December 31, 2019. The only portfolio active during any part of the year ended December 31, 2019 to which these criterion are required to be considered per the corresponding transaction agreement was CSMC 2006-C1.

6.  During the Reporting Period, there were no loans charged off or accounts determined to be uncollectible, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(xiv) as of and for the year ended December 31, 2019. The only portfolio active during any part of the year ended December 31, 2019 to which this criteria is required to be considered per the corresponding transaction agreement was CSMC 2006-C1.

7.  With respect to servicing criteria 1122(d)(2)(vii), the Company has engaged various Vendors to perform some or all of the activities required by these servicing criteria. Management has determined that these Vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to each Vendor as permitted by the SEC's Compliance & Disclosure Interpretation 200.06, Vendors Engaged by Servicers (“C&D1200.06"), formerly Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations. As permitted by C&DI 200.06, management asserts that it has policies and procedures in place designed to provide reasonable assurance that the Vendor's activities comply in all material respects with the servicing criteria applicable to each Vendor. Management is not aware of any material deficiencies in such policies and procedures or any material instances of non-compliance of the servicing criteria as relates to the Company by such Vendors. Management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the Vendors and related criteria.

8.   The Company has complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, as of December 31, 2019 and for the Reporting Period with respect to the Platform taken as a whole.

9.  Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assertion on compliance with the applicable servicing criteria for the Reporting Period.

Situs Holdings, LLC

February 20, 2020

/s/ George Wisniewski

George Wisniewski

Executive Managing Director

Appendix A – Applicable Servicing Criteria

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Situs	Performed by Vendor(s) for which Situs is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Situs is NOT the Responsible Party	NOT performed by Situs or by subservicer(s) or Vendor(s) retained by Situs
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Situs	Performed by Vendor(s) for which Situs is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Situs is NOT the Responsible Party	NOT performed by Situs or by subservicer(s) or Vendor(s) retained by Situs
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X1	X1
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and regulations; and (D) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

X2

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Situs	Performed by Vendor(s) for which Situs is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Situs is NOT the Responsible Party	NOT performed by Situs or by subservicer(s) or Vendor(s) retained by Situs
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.				X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Situs	Performed by Vendor(s) for which Situs is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Situs is NOT the Responsible Party	NOT performed by Situs or by subservicer(s) or Vendor(s) retained by Situs
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-aging's) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosure and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the a transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts) See following: (A) Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

X3
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X3
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X3

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Situs	Performed by Vendor(s) for which Situs is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Situs is NOT the Responsible Party	NOT performed by Situs or by subservicer(s) or Vendor(s) retained by Situs
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X3
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X4
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a) (1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.				X

1 Servicing activities associated with criterion 1122(d)(2)(vii) are performed by Situs and a third party vendor for which Situs is the responsible party.

2 For criterion 1122(d) (3)(i)(B-D), Situs did not perform the activity described in this criterion for the Reporting Period as these components of 1122(d)(3)(i) are inapplicable to the functions performed by Situs. No assessment of compliance, therefore, is necessary.

3 Servicing activities associated with criteria 1122(d)(4)(x-xiii) are only in-scope for the ‘CSMC-2006 C1’ portfolio. These servicing criteria are inapplicable for all other servicing criteria for all other portfolios on the Platform. Refer to Appendix B of this Management’s Assertion for the in-scope portfolios.

4 Servicing activities associated with criterion 1122(d)(4)(xiv) is only in-scope for the ‘CSMC-2006 C1’ portfolio. This criteria is an inapplicable servicing criteria for all other portfolios on the Platform. Refer to Appendix B of this Management’s Assertion for the in-scope portfolios.

APPENDIX B -The Platform

Portfolio	Servicing Agreement Date	Active for any part of the Year Ended 12/31/2019
Banc of California 2019-Q010	July 1, 2019
BANK 2019-BNK18	May 1, 2019
BBCMS 2019-C4	August 1, 2019
Benchmark 2019-B12	August 1, 2019
BFLD 2019-DPLO	October 9, 2019
BSPRT 2018-FL3	April 5, 2018
BSPRT 2018-FL4	October 12, 2018
BSPRT 2019-FL5	May 30, 2019
BWAY 2019-1633	December 20, 2019
BX 2019-CALM	December 12, 2019
BX 2019-OC11	December 1, 2019
CAF 2016-1	May 1, 2016	X
CAF 2016-2	November 15, 2016	X
CAF 2018-l	June 9, 2018	X
CAF 2019-1	April 9, 2019	X
CAF 2019-2	July 9, 2019	X
CAF 2019-3	November 9, 2019
CGCMT 2019-GC41	August 1, 2019
COMM 2007-C9	August 1, 2007	X
COMM 2013-CCRE7	April 1, 2013	X
COMM 2013-CCRE11	October 1, 2013	X
COMM 2019-521F	June 20, 2019
COMM 2019-WCM	October 30, 2019
CSAIL 2019-C18	December 1, 2019
CSMC 2006-C1	March 1, 2006	X
CSMC 2019-ICE4	June 5, 2019
DBGS 2019-1735	April 6, 2019
First Foundation 2018-Q007	September 1, 2018
First Foundation 2019-Q011	September 1, 2019
First Republic 2018-Q008	December 1, 2018
FMBT 2019-FBLU	December 6, 2019
FREMF 2017-K67	September 1, 2017	.
FRESB 2015-SB8	November l, 2015
FRESB 2016-SB19	July l, 2016
FRESB 2019-SB60	March 1, 2019
Great Wolf Trust 2019-WOLF	December 30, 2019
GSMS 2019-70P	October 23, 2019
HBST 2015-HBS	November 1, 2015
Hudson Yards 2019-30HY	July 6, 2019
JPMCC 2019-ICON	April 1, 2019
JPMCC 2019-MFP	July 18, 2019
JPMCC 2019-OSB	June 13,2019
KNDL 2019-KNSQ	May 30, 2019
LBS 2017-Q004	September 1, 2017
LNCR 2019-CRE2	May 30, 2019
LNCR 2019-CRE3	May 30, 2019
LoanCore 2018-CREI	June 5, 2018
MARG 2019-MARG	May 30, 2019
MBRT 2019- MBR	December 19, 2019
MEZZ CAP 2006-C4	December l, 2006	X
MEZZ CAP 2007-C5	January 1, 2008	X
MFTII 2019-B3B4	July 11, 2019
MSC 2011-C2	June 1, 2011	X
MSC 2019-L3	November 1, 2019
NCMS 2019-LVL	April 23, 2019
NCMS 2019-NEMA	March 29, 2019
Opus Bank 2016-Q003	December 1, 2016
PRIMA 2019-1S	August 23, 2019
PRIMA 2019-RKl	June 27, 2019
PRIMA 2019-VII	October 22, 2019
Selkirk 1	December 13, 2013
Selkirk 2	December 13, 2013
Selkirk 3	September 26, 2014
SGCP 2019-FL2	June 5, 2019
SLIDE 2018-FUN	September 28, 2018
TPG 2018-FL2	November 29, 2018
TPG 2019-FL3	October 25, 2019
UBS 2019-C16	April 1, 2019
UBS 2019-C18	December 1, 2019
WBCMT 2005-C18	May 1, 2005